                                                                    EXHIBIT 99.1

                                                  CONTACT:  Jim Bauer
                                                            Investor Relations
                                                            (678) 473-2647
                                                            jim.bauer@arrisi.com

                    ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
                           SECOND QUARTER 2006 RESULTS

SUWANEE, GA. (JULY 26, 2006) ARRIS (NASDAQ:ARRS), a global communications technology leader in the development of advanced cable telephony solutions and next generation high-speed data across the broadband local access network, today announced preliminary and unaudited financial results for the second quarter 2006.

FINANCIAL HIGHLIGHTS:

          o Revenues were $220.0 million for the second quarter of 2006, up 35.6% as compared to $162.2 million in the second quarter 2005 and up 5.6% as compared to $208.3 million in the first quarter 2006.
          o Net income in the second quarter 2006 was $24.8 million or $0.23 per diluted share as compared to net income of $7.3 million or $0.08 per diluted share in the second quarter 2005 and as compared to net income of $20.7 million or $0.19 per diluted share in the first quarter 2006. Excluding the items detailed below, net income per diluted share for the second quarter 2006 was $0.24 (a non-GAAP measure).
          o Gross margins were 29.0% in the second quarter 2006, as compared to 25.3% in the second quarter 2005 and 27.1% in the first quarter 2006.
          o Cash on hand and short-term investments at the end of the second quarter 2006 were $197.2 million, more than doubling from $97.2 million at the end of the second quarter 2005 and up $31.4 million, from the end of the first quarter 2006. Cash of $31.7 million was generated from operating activities in the second quarter of 2006.
          o   Book-to-bill ratio was 0.91 in the second quarter as compared to
              1.01 in the first quarter 2006.

FINANCIAL DETAILS:

Revenues for the second quarter 2006 were $220.0 million with GAAP net income of $0.23 per diluted share, inclusive of certain items described below. Revenues grew by $57.8 million or 35.6% and by $11.7 million or 5.6% as compared to the second quarter 2005 and the first quarter 2006, respectively. Through the first six months, revenues were $428.3 million, up $130.2 million or 43.7% from the same period last year. The revenue growth is a result of strong demand for the Company's Voice over IP (VoIP) and high speed data products as cable operators rollout telephone service and as their need for higher speed data service offerings continues to grow.

Net income in the second quarter 2006 was $24.8 million or $0.23 per diluted share as compared to the second quarter 2005 net income of $7.3 million or $0.08 per diluted share and as compared to the first quarter 2006 net income of $20.7 million or $0.19 per diluted share. Excluding amortization of intangibles, equity compensation expense and other items, net income was $0.24 per diluted share in the second quarter 2006. A reconciliation of GAAP to non-GAAP earnings per share is attached to this release and can also be found on the Company website. Net income for the first half of 2006 was $45.5 million or $0.42 per diluted share and compares to $10.7 million or $0.12 per diluted share in the first half of 2005.


Broadband product revenues were $98.8 million in the second quarter, up approximately 15.7% from the first quarter 2006 level of $85.4 million. Year to date Broadband sales of $184.2 million are up 30.7% as compared to year to date 2005 Broadband sales of $140.9 million. This increase was the result of strong demand for the Company's flagship C4 CMTS and from CBR telephony equipment sales. Demand for CMTS products has been spurred by the growing threat posed by telephone companies' FTTX programs and advanced digital subscriber line technologies and the need for MSOs to offer higher data rates to their subscribers. Supplies & CPE product revenues were $121.2 million in the second quarter, up 33.2% as compared to $91.0 million in the second quarter 2005, but notwithstanding record EMTA unit sales, down approximately 1.5% as compared to $123.0 million in the first quarter of 2006 due principally to shifts in EMTA product mix. Year to date Supplies & CPE sales of $244.1 million are up 55.3% as compared to year to date 2005 Supplies & CPE sales of $157.2 million. International sales were $58.2 million in the second quarter, up 32.3% as compared to $44.0 million in the second quarter 2005 and up 14.1% as compared to $51.0 million in the first quarter 2006. Backlog at the end of the second quarter was $149.2 million compared to $168.9 million at the end of the first quarter 2006. Bookings in the second quarter 2006 were $200.3 million as compared to $210.8 million in the first quarter 2006. The book-to-bill ratio in the second quarter was approximately 0.91, down from 1.01 in the first quarter 2006 reflecting shortenings of order lead times.


Gross margins were 29.0% in the second quarter as compared to first quarter 2006 margins of 27.1%. The increase reflects margin improvements in both product categories and a more favorable mix. Gross margins of Broadband products were 46.0% in the second quarter as compared to 45.6% in the first quarter. Gross margins of the Supplies & CPE products were 15.1% in the second quarter as compared to 14.3% in the first quarter. Operating expenses were $41.3 million in the second quarter, which included equity compensation expense of approximately $2.3 million, previously disclosed technology licensing fees of approximately $2.4 million, and bad debt income of approximately $1.1 million related to previously written off receivables. This compares to $36.9 million for the first quarter, which included $2.1 million of equity compensation expense. Research and development costs included in operating expenses were $19.3 million in the second quarter, which includes the previously mentioned technology licensing fees, and compares to $15.1 million in the first quarter of 2006.

The Company ended the second quarter with $197.2 million of cash on hand and short-term investments, up from the first quarter level of $165.8 million and up from the second quarter 2005 level of $97.2 million. Approximately $31.7 million of cash was generated from operating activities in the second quarter. Inventory and turns for the second quarter were $91.8 million and 6.5, respectively, as compared to $99.7 million and 5.7, respectively for the first quarter 2006. Accounts receivable ended the second quarter at $104.1 million with DSOs of 41 as compared to $91.4 million and DSOs of 38 at the end of the first quarter 2006.

"2006 continues to shape up like a very good year for ARRIS," said Bob Stanzione, ARRIS Chairman & CEO. "Competition to offer the 'triple-play' of voice, video and data, as well as ever higher bandwidth speeds within the industry drives demand for innovative ARRIS products. Our recent announcements of many new network and CPE products have been well received by our customers. We expect to see the industry trends for higher bandwidth, bundled services by the MSOs and even wireless offerings continuing for the foreseeable future."

During the second quarter the Company announced that its VoIP product offerings had helped UPC reach one million telephony customers in Europe. In addition, the Company announced a new international customer, Columbus Communications Trinidad, had selected the C4 CMTS as it prepares to offer the triple-play of voice, digital video, and high speed data to its customers. Also, in June at Cable Tec Expo in Denver, the Company demonstrated an Open Standard Switched Digital Video solution with Vertasent, a leading developer of on-demand management systems.

"Our results for the second quarter reflected the strong demand for, and acceptance of, our product offerings," said David Potts, ARRIS EVP & CFO. "As previously discussed, we expect sales of our CBR products to decline in 2006. In the third quarter we anticipate a decline in CBR sales while at the same time we see an increase in sales of our E-MTAs. As a result, we project that our revenues for the third quarter of 2006 will be in the range of $220 to $230 million with net income per diluted share, on a U.S. GAAP basis in the range of $0.20 to $0.24 including amortization of intangibles and equity compensation expense of $0.02."

ARRIS management will conduct a conference call at 8:30am EDT on Thursday, July 27, 2006 to discuss these results in detail. You may participate in this conference call by dialing 866-425-6192 prior to the start of the call and providing the ARRIS Group, Inc. name, conference ID# 7587941 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release during the period between the 6:30pm EDT release on July 26, 2006 and the completion of the scheduled conference call on July 27, 2006. A replay of the conference call can be accessed through Tuesday, August 1, 2006 by dialing 877-519-4471 and using the PIN#7587941. A replay also will be made available for a period of 12 months following the conference call on ARRIS' website at www.arrisi.com.

ARRIS provides broadband local access networks with innovative next generation high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS' complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Suwanee, Georgia, USA, ARRIS has design, engineering, distribution, service and sales office locations throughout the world. Information about ARRIS' products and services can be found at www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

      o  third quarter 2006 revenues and net income;
      o  expected sales levels and acceptance of certain ARRIS products;
      o  the general market outlook; and
      o  the outlook for industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

      o projected results for the third quarter of 2006 as well as the general outlook for 2006 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control; and,
      o because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2006. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

                                    # # # # #

                                ARRIS GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                JUNE 30,    MARCH 31,   DECEMBER 31, SEPTEMBER 30,  JUNE 30,
                                                                  2006        2006         2005         2005          2005
                                                              (UNAUDITED)  (UNAUDITED)                (UNAUDITED)  (UNAUDITED)
                                                              -----------  -----------  ------------ ------------- -----------
ASSETS

Current assets:
   Cash and cash equivalents                                   $ 167,174    $ 129,559    $  75,286    $  48,194     $  97,194
   Short-term investments                                         30,000       36,250       54,250       46,250            --
                                                               ---------    ---------    ---------    ---------     ---------
     Total cash, cash equivalents and short-term investments     197,174      165,809      129,536       94,444        97,194

   Restricted cash                                                 6,112        6,092        6,073        4,053         4,037
   Accounts receivable, net                                      104,143       91,360       83,540       95,791        87,900
   Other receivables                                               4,621        4,138          286          887           288
   Inventories, net                                               91,764       99,673      113,909       90,122        80,869
   Prepaids                                                        2,959        4,094       10,945       16,507         3,704
   Other current assets                                            4,119        3,251        4,331        3,691         2,996
                                                               ---------    ---------    ---------    ---------     ---------
     Total current assets                                        410,892      374,417      348,620      305,495       276,988
Property, plant and equipment, net                                24,423       24,327       25,557       26,483        26,351
Goodwill                                                         150,569      150,569      150,569      150,569       150,569
Intangibles, net                                                     483          702          920        1,138         1,356
Investments                                                        3,410        3,358        3,321        3,347         3,223
Other assets                                                         408          388          416          395           399
                                                               ---------    ---------    ---------    ---------     ---------
                                                               $ 590,185    $ 553,761    $ 529,403    $ 487,427     $ 458,886
                                                               =========    =========    =========    =========     =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                            $  40,241    $  41,478    $  35,920    $  25,602     $  30,863
   Accrued compensation, benefits and related taxes               14,648        9,503       20,424       16,083         9,927
   Accrued warranty                                                8,296        8,020        8,479        6,724         6,534
   Other accrued liabilities                                      27,012       22,151       20,633       23,104        23,345
                                                               ---------    ---------    ---------    ---------     ---------
     Total current liabilities                                    90,197       81,152       85,456       71,513        70,669
Accrued pension                                                   13,266       12,943       12,636       11,040        11,574
Other long-term liabilities                                        5,644        5,618        5,594        5,643         5,637
                                                               ---------    ---------    ---------    ---------     ---------
                                                                 109,107       99,713      103,686       88,196        87,880

Stockholders' equity:
   Preferred stock                                                    --           --           --           --            --
   Common stock                                                    1,083        1,081        1,069        1,065         1,053
   Capital in excess of par value                                744,556      740,954      732,405      727,249       727,096
   Unearned compensation                                              --           --           --           --        (8,112)
   Unrealized gain on marketable securities                        1,165        1,114        1,076          975           838
   Unfunded pension losses                                        (4,618)      (4,618)      (4,618)      (3,345)       (3,345)
   Accumulated deficit                                          (260,081)    (284,831)    (305,554)    (327,520)     (346,340)
   Unrealized gain (loss) on derivatives                            (843)         532        1,523          991            --
   Cumulative translation adjustments                               (184)        (184)        (184)        (184)         (184)
                                                               ---------    ---------    ---------    ---------     ---------
     Total stockholders' equity                                  481,078      454,048      425,717      399,231       371,006
                                                               ---------    ---------    ---------    ---------     ---------
                                                               $ 590,185    $ 553,761    $ 529,403    $ 487,427     $ 458,886
                                                               =========    =========    =========    =========     =========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                        -----------------------     -----------------------
                                                         FOR THE THREE MONTHS        FOR THE SIX MONTHS
                                                             ENDED JUNE 30,             ENDED JUNE 30,
                                                        -----------------------     -----------------------
                                                          2006           2005         2006          2005
                                                        ---------     ---------     ---------     ---------
Net sales                                               $ 219,990     $ 162,201     $ 428,334     $ 298,125
Cost of sales                                             156,250       121,118       308,087       220,251
                                                        ---------     ---------     ---------     ---------
   Gross profit                                            63,740        41,083       120,247        77,874
   Gross profit %                                            29.0%         25.3%         28.1%         26.1%

Operating expenses:
   Selling, general, and administrative expenses           21,721        17,214        42,999        33,733
   Research and development expenses                       19,320        14,336        34,394        29,137
   Restructuring and impairment charges                        15           198           343           396
   Amortization of intangibles                                219           218           437           775
                                                        ---------     ---------     ---------     ---------
                                                           41,275        31,966        78,173        64,041
                                                        ---------     ---------     ---------     ---------
Operating income                                           22,465         9,117        42,074        13,833
Other expense (income):
   Interest expense                                            13         1,004            23         2,022
   Loss on debt retirement                                     --         2,372            --         2,372
   Loss (gain) on investments and notes receivable ..          (3)           --            (3)           75
   Gain on foreign currency                                  (827)       (1,078)       (1,144)         (143)
   Interest income                                         (2,081)         (713)       (3,601)       (1,322)
   Other (income) expense, net                                 95           232           201           283
                                                        ---------     ---------     ---------     ---------
Income from continuing operations before income taxes      25,268         7,300        46,598        10,546
Income tax expense (benefit)                                  606            87         1,234           (65)
                                                        ---------     ---------     ---------     ---------
Net income from continuing operations                      24,662         7,213        45,364        10,611
Income from discontinued operations                            88            76           109            86
                                                        ---------     ---------     ---------     ---------
   Net income                                           $  24,750     $   7,289     $  45,473     $  10,697
                                                        =========     =========     =========     =========

Net income per common share - basic:
   Income from continuing operations                    $    0.23     $    0.08     $    0.43     $    0.12
   Income from discontinued operations                       0.00          0.00          0.00          0.00
                                                        ---------     ---------     ---------     ---------
   Net income                                           $    0.23     $    0.08     $    0.43     $    0.12
                                                        =========     =========     =========     =========

Net income per common share - diluted:
   Income from continuing operations                    $    0.23     $    0.08     $    0.42     $    0.12
   Income from discontinued operations                       0.00          0.00          0.00          0.00
                                                        ---------     ---------     ---------     ---------
   Net income                                           $    0.23     $    0.08     $    0.42     $    0.12
                                                        =========     =========     =========     =========

Weighted average common shares:
   Basic                                                  107,099        88,837       106,665        88,348
                                                        =========     =========     =========     =========
   Diluted                                                109,670        91,356       109,294        90,507
                                                        =========     =========     =========     =========

                                ARRIS GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                                   FOR THE THREE MONTHS      FOR THE SIX MONTHS
                                                                                       ENDED JUNE 30,           ENDED JUNE 30,
                                                                                   ---------------------    ---------------------
                                                                                     2006         2005        2006         2005
                                                                                   ---------    --------    ---------    --------
Operating Activities:
       Net income                                                                  $  24,750    $  7,289    $  45,473    $ 10,697
       Adjustments to reconcile net income to net cash provided by (used in)
       operating activities:
          Depreciation                                                                 2,440       2,643        5,058       5,370
          Amortization of intangibles                                                    219         218          437         775
          Equity compensation expense                                                  2,393       1,177        4,641       1,730
          Excess tax benefits from stock-based compensation plans                       (185)         --         (354)         --
          Amortization of deferred finance fees                                           --         152           --         305
          Provision for doubtful accounts                                                 51        (357)        (214)       (510)
          Gain related to previously written off receivables                          (1,098)         --       (1,573)         --
          Loss (gain) on disposal of fixed assets                                         (6)        143           (4)        131
          Loss on investments and notes receivable                                        --          --           --          75
          Loss on debt retirement                                                         --       2,372           --       2,372
          Impairment of long-lived assets                                                 --          --           --         291
          Income from discontinued operations                                            (88)        (76)        (109)        (86)
       Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
          Accounts receivable                                                        (13,397)    (23,355)     (20,952)    (31,479)
          Other receivables                                                             (483)        112       (4,335)        132
          Inventory                                                                    7,909      (4,310)      22,145      12,077
          Accounts payable and accrued liabilities                                     9,164       1,908        5,498      (6,925)
          Prepaids and other, net                                                          1       3,027        7,281       2,894
                                                                                   ---------    --------    ---------    --------
              NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                     31,670      (9,057)      62,992      (2,151)

INVESTING ACTIVITIES:
       Purchases of property, plant, and equipment                                    (2,553)     (2,928)      (3,942)     (4,852)
       Cash proceeds from sale of property, plant, and equipment                          20          --           20          40
       Cash paid for acquisition, net of cash acquired                                    --         (89)          --         (89)
       Purchases of short term investments                                           (51,900)         --      (51,900)     (5,000)
       Disposals of short term investments                                            58,150      81,400       76,150      83,000
       Other                                                                              --          --           --        (259)
                                                                                   ---------    --------    ---------    --------
              NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                      3,717      78,383       20,328      72,840

FINANCING ACTIVITIES:
       Excess tax benefits from stock-based compensation plans                           185          --          354          --
       Proceeds from issuance of common stock and other                                2,043       1,322        8,214       1,433
                                                                                   ---------    --------    ---------    --------
              NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      2,228       1,322        8,568       1,433

              NET INCREASE IN CASH AND CASH EQUIVALENTS                               37,615      70,648       91,888      72,122
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     129,559      26,546       75,286      25,072
                                                                                   ---------    --------    ---------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $ 167,174    $ 97,194    $ 167,174    $ 97,194
                                                                                   =========    ========    =========    ========

                                ARRIS GROUP, INC.
                      SUPPLEMENTAL EARNINGS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                 -------------------------  ------------------------    ------------------------
                                                          Q1 2006                   Q2 2006                    YTD 2006
                                                 -------------------------  ------------------------    ------------------------
                                                              PER DILUTED                PER DILUTED                 PER DILUTED
                                                  AMOUNT         SHARE        AMOUNT        SHARE        AMOUNT         SHARE
                                                 ---------    -----------   ---------    -----------    ---------    -----------

Net income (loss)                                $  20,723    $      0.19   $  24,750    $      0.23    $  45,473    $      0.42

Highlighted items:
 Impacting gross margin:
  Equity compensation                                  108             --         112             --          220             --
 Impacting operating expenses:
  Gain related to previously written off
    receviables                                       (475)            --      (1,098)         (0.01)      (1,573)         (0.01)
  Restructuring charges - adjustments to
    existing accruals                                  328             --          15             --          343             --
  Amortization of intangibles                          218             --         219             --          437             --
  Equity compensation                                2,140           0.02       2,281           0.02        4,421           0.04

 Impacting discontinued operations:
  Restructuring charges - adjustments to
    existing accruals                                  (21)            --         (88)            --         (109)            --
                                                 ---------    -----------   ---------    -----------    ---------    -----------
Total highlighted items                              2,298           0.02       1,441           0.01        3,739           0.03
                                                 ---------    -----------   ---------    -----------    ---------    -----------
Net income (loss) excluding highlighted items    $  23,021    $      0.21   $  26,191    $      0.24    $  49,212    $      0.45
                                                 =========    ===========   =========    ===========    =========    ===========

Weighted average common shares - diluted                          109,345                    109,670                     109,294
                                                              ===========                ===========                 ===========

ARRIS believes that presenting net income (loss) and related per share amounts adjusted for the items detailed above provides meaningful information that will allow investors to more easily understand ARRIS' financial performance and compare its period-to-period results. With respect to stock compensation expense, ARRIS adopted SFAS 123R effective July 1, 2005, as a result of which ARRIS will record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. In prior periods, ARRIS highlighted significant losses related to bad debt expense associated with Adelphia and Cabovisao. ARRIS recognized gains in the first half of 2006 associated with these previously written off receivables. With respect to amortization of intangibles, the intangibles being amortized relate to our most recent acquisitions and will not recur. Similarly, the impairment of long-lived assets, restructuring charge adjustments and gain on investment reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS' future performance. As importantly, in assessing operating performance and preparing budgets and forecasts, ARRIS' management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management's analysis. ARRIS expects to continue providing similar information in the future with schedules reconciling the differences between GAAP and non-GAAP financial measures.